Asset Quality Key Ratios
Peer Group 3 All NC Banks
Pct Pct
NSB Mean Rank Mean Rank
Net loan losses to
average loans 0.00 0.19 14 0.30 6
Deliquency Ratio 2.08 4.18 29 3.90 36
Noncurrent loans to
total loans 1.30 2.36 22 2.17 47
OREO at NSB $2.3 mil
Exhibit 99.1
Office of the North Carolina Commissioner of Banks; Federal Deposit
Insurance Corporation; North State Bank
Sources:
February 28, 2009

Average Liquidity
North State Bank 19.59% April 2009
Peers 15.90% February 2009
Additional sources of liquidity 192,700,000 $
Sources: Office of the North Carolina Commissioner of Banks; Federal Deposit
Insurance Corporation; North State Bank

Capital
Minimum Requirement
Ratio Ratio
Tier I leverage 7.20% 5.00%
Tier I risk based capital 8.85% 6.00%
Total risk based capital 12.05% 10.00%
Sources: North State Bank; Federal Deposit Insurance Corporation
March 31, 2009

Earnings
NSB Peer Group 3 All NC Banks
ROAE - YTD March 2009 9.28%
Net interest margin - YTD February 2009 3.27% 3.11% 3.19%
Loan loss reserves - March 2009 7,201,000 $
Loan loss reserve % of all loans - March 2009 1.31%
March 2009 YTD vs March 2008 YTD:
Interest income -4.40% down
Noninterest income 127.10% up
Noninterest income before securities gain -0.26% down
Net interest income 5.60% up
Deposit share as of June 30, 2008 17,834,000 $         rank # 15
Sources: Office of the North Carolina Commissioner of Banks;
Federal Deposit Insurance Corporation; North State Bank

Growth 5 Year Compound March 31, 2009 Growth Rate Average total assets 696,469,000 $ 22.27% Average total deposit 619,713,000 $ 23.83% Average total loans 548,221,000 $ 23.03% Source: North State Bank